Exhibit 99

Saul Centers, Inc.

2004 Stock Plan

(as adopted by the shareholders on April 23, 2004

and amended by the Board of Directors on April 23, 2004)

SECTION 1. PURPOSE.

The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, directors, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

SECTION 2. DEFINITIONS.

(a) Affiliate. An entity that qualifies as a Subsidiary Corporation with respect to the Company, or a “parent corporation” with respect to the Company within the meaning of Section 424(e) of the Code, whether such entity qualifies as a parent corporation or a subsidiary corporation as of the initial adoption of the plan or thereafter.

(b) Board. The Board of Directors of the Company.

(c) Code. The Internal Revenue Code of 1986, as amended from time to time.

(d) Committee. The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3. The Committee shall consist solely of two (2) or more directors who are (i) ”non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Options granted to Participants who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the New York Stock Exchange or any national stock exchange or automated quotation system on which the Common Stock is then listed or quoted, “independent” within the meaning of such rules; and (iii) at such times as an Option granted under the Plan by the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Options and administration of the Options by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

(e) Common Stock. The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

(f) Company. Saul Centers, Inc., a Maryland corporation, and any successor thereto.

(g) Continuous Service. The Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A Participant’s

Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service. The Participant’s Continuous Service shall be deemed to have terminated either upon actual termination or the entity for which the Participant performs service ceases to be an Affiliate. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of a leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

(h) Disabled or Disability. Permanent and total disability, as defined in Section 22(e)(3) of the Code. A Participant shall not be considered Disabled unless the Committee determines that the Disability arose before such Participant’s termination of employment or, in the case of a director or a non-employee Participant, before the termination of the director, consulting or advisor relationship between such Participant and the Company or an Affiliate.

(i) Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(j) Fair Market Value. On any given date, the current fair market value of the shares of Common Stock as determined as follows. (i) if the Common Stock is traded on New York Stock Exchange, is listed on a national securities exchange or is quoted on an automated quotation system, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or (iii) in the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

(k) Incentive Stock Option. An Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(l) Nonqualified Stock Option. An Option that is not an Incentive Stock Option.

(m) Operating Partnership Units. The interest held by the Saul Organization in the Saul Holdings Limited Partnership.

(n) Option. An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(o) Participant. An employee of the Company (including any employee who is a member of the Board) or an Affiliate, a director of the Company or an Affiliate, or any non-employee consultant or advisor (provided, such consultant or advisor is a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction or promotion or maintenance of a market for the

Company’s securities) to the Company (including non-employee members of the Board) or an Affiliate, whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

(p) Plan. The Saul Centers, Inc. 2004 Stock Plan, as amended from time to time.

(q) Saul Organization. The B.F. Saul Company, the B.F. Saul Real Estate Investment Trust and Chevy Chase Bank, F.S.B., as well as other affiliated entities and any successor entities.

(r) Stock Award. An award of shares of Common Stock or phantom share units described in Section 5(b) of the Plan.

(s) Subsidiary Corporation. An entity that qualifies as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.

SECTION 3. ADMINISTRATION.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option or Stock Award. Options and Stock Awards may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option or Stock Award without such holder’s consent.

(b) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(c) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Stock Award awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

(d) Fractional Shares. The Company shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

(e) No Repricing of Options. The Committee may not without the approval of the stockholders of the Company lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and issuance of a replacement or substitute Option; provided that stockholder approval shall not be required for adjustments made in connection with an event described in Section 8 in order to prevent enlargement, dilution or diminishment of rights.

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

The aggregate shares of Common Stock that may be issued under the Plan pursuant to Options shall not exceed 500,000, subject to adjustment in accordance with Section 8. The aggregate shares of Common Stock that may be issued under the Plan pursuant to Stock Awards shall not exceed 100,000, subject to adjustment in accordance with Section 8. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or previously issued Common Stock reacquired by the Company.

In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option or Stock Award granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option or Stock Award may be used again for new grants of Options or Stock Awards hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(e) shall be added to the aggregate shares of Common Stock available for issuance.

Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 500,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

SECTION 5. ELIGIBILITY.

(a) Options. Options may be granted under the Plan to any Participants. The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company or an Affiliate.

Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary Corporation, the acquisition by the Company or a Subsidiary Corporation of the employing corporation, the acquisition by the Company or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary Corporation of at least fifty percent (50%) of the issued and outstanding stock of the employing corporation as the result of which it becomes a Subsidiary Corporation of the Company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an “incentive stock option” under Section 422 of the Code.

(b) Stock Awards. Stock Awards may be granted under the Plan only to directors of the Company. A Stock Award may be in the form of either (i) shares of Common Stock, or (ii) phantom stock, each share of which is equivalent in value to a share of Common Stock. The Committee shall have absolute discretion to determine the terms and conditions of Stock Awards, including but not limited to, any restrictions on the shares of Common Stock issued pursuant to a Stock Award and the terms of any agreement evidencing a Stock Award. The Committee in its discretion may establish a deferred compensation program under which fees payable by the Company to directors may be deferred in the form of a Stock Award.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted, which shall not exceed ten (10) years from the date of grant, and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

(c) Vesting of Options. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of or continuing services for the Company and/or an Affiliate for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(d), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

(d) Exercise. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Company of exercise of the Option which states (i) the Participant’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Company and (iv) the method for satisfying any applicable tax withholding as provided in Section 11(e). Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6(e). Subject to the provisions of the Plan and the applicable Option agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Option agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

(e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock having a Fair Market Value equal to the exercise price, (v) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Participant with cash advanced by the broker-dealer if the exercise notice is accompanied by the Participant’s written irrevocable instructions to delver the Common Stock acquired upon exercise of the Option to the broker-dealer, (vi) in any other manner permitted by the Committee in its discretion, or (vii) by a combination of (i), (ii), (iii), (iv), (v) and (vi), in the discretion of the Committee.

(f) Other Rules Applicable to Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

(i) Grant Period. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(ii) Ten Percent Owner. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate that qualifies as a “parent corporation” or “subsidiary corporation” under Sections 424(e) and 424(f) of the Code, then the exercise price per share shall in no instance be less than one hundred percent (110%) of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

(iii) Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

(iv) Transfer of Incentive Stock Option Shares. Upon exercise of an Incentive Stock Option, Participant agrees that he or she will notify the Company within fifteen (15) days after the date of any disposition of Common Stock issued upon exercise of such Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Common Stock is transferred upon exercise of the Option. The Company may require that certificates evidencing shares of Common Stock purchased upon exercise of an Incentive Stock Option be endorsed with a legend in substantially the following form:

The shares evidenced by this certificate may not be sold or transferred prior to                      in the absence of a written statement from Saul Centers, Inc. to the effect that the Company is aware of the fact of such sale or transfer.

The blank contained in such legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the date of grant of such Incentive Stock Option. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Company does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is aware of the fact of such sale or transfer. The Company may also require the inclusion of any additional legend which may be necessary or appropriate.

SECTION 7. TREATMENT OF OPTIONS UPON TERMINATION.

(a) Termination due to Disability or Death. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service by reason of Disability or death, such Participant’s Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

(b) Termination Other than For Cause. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant’s Options (to the extent vested before such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable before death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.

(c) Termination for Cause. Upon termination of a Participant’s Continuous Service for Cause, the Participant’s right to exercise his or her Options shall terminate immediately and without notice. For purposes of this provision, Cause shall mean:

(i) The commission of an action against or in derogation of the interests of the Company or an Affiliate which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

(ii) A material breach of any material duty or obligation imposed upon the Participant by the Company or an Affiliate;

(iii) Divulging the Company or an Affiliate’s confidential information; or

(iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate so as to constitute substantial cause for termination.

Notwithstanding the foregoing, if a Participant performs services for the Company or an Affiliate pursuant to a written agreement and such agreement defines “cause” for purposes of the Company or Affiliate’s right to terminate such agreement for “cause,” then such definition of “cause” set forth in the agreement shall apply for purposes of the Plan.

SECTION 8. ADJUSTMENT PROVISIONS.

In the event of a recapitalization, reclassification or combination of shares, stock split, stock dividend, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options and/or Stock Awards, and (c) the appropriate Fair Market Value and other price determinations applicable to Options and/or Stock Awards. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

The existence of outstanding Options and/or Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 9. EFFECTIVE DATE AND TERM OF PLAN.

The Plan is effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders holding of a majority of the shares of entitled to vote thereon. Unless and until the Plan has been approved the stockholders of the Company, no Option may be exercised, no Stock Award may be granted, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Company do not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option shall terminate. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders, except that Options and/or Stock Awards that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised or the Stock Awards terminate or fully vest and are settled.

SECTION 10. CHANGE IN CONTROL.

(a) Effect of a Change in Control. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

(b) Definition of Change in Control. “Change in Control” shall mean the occurrence of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, B. Francis Saul II, members of the Company’s management, or any combination thereof, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (IV) any acquisition by any Person pursuant to a transaction which complies with subsections 10(b)(iii)(A), (B) and (C) of the Plan, (V) any acquisition by the Saul Organization as a result of a conversion by the Saul Organization of all or any portion of its Operating Partnership Units to shares of Common Stock, (VI) any acquisition by affiliates of the Saul Organization, or (VII) any acquisition pursuant to a transaction described in Section 10(b)(v) of the Plan.

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

(iii) The approval by shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(v) Notwithstanding the preceding, a Change in Control will not result from a (A) transfer of the Outstanding Common Stock by a person who is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock of the Company (a “Twenty Percent Owner”) to (I) a member of such Twenty Percent Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such Twenty Percent Owner’s lifetime or by will or the laws of descent and distribution; (II) any trust to which the Twenty Percent Owner or a member of his immediate family (within the meaning of Rule 16(a)-1(e) of the Exchange Act) is the beneficiary; (III) any trust to which the Twenty Percent Owner is the settlor with sole power to revoke; (IV) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the Twenty Percent Owner.

(vi) Notwithstanding the preceding, a Change in Control will not result from (A) the pledge of the Operation Partnership Units held by the Saul Organization or (B) the foreclosure on such Operating Partnership Units by a creditor of the Saul Organization if the creditor does not convert the Operating Partnership Units to shares of Common Stock of the Company.

(c) Cancellation of Options upon Merger. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with the appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each Participant and (ii) each Participant shall have the right to exercise such Option in full (without regard to vesting or other limitations on exercise imposed on such Option) during the thirty day period preceding the effective date of such merger, consolidation, liquidation, or sale (the “Corporate Event”). Notwithstanding the foregoing, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the thirty day period preceding the effective date of the Corporate Event would not be in conformity with all applicable federal securities laws, the Participant will be paid a cash amount equal to the difference between the Fair Market Value of the shares of Common Stock subject to the Option as of the Corporate Event and the exercise price of the Option, or if in the opinion of counsel to the Company the immediate exercisability of such Options (or cash payment), when taken into consideration with all other “parachute payments” within the meaning of Section 280G of the Code, would result in an “excess parachute payment” as defined in such section of the Code, such Option shall not become immediately exercisable and shall be cancelled as of the effective date of the Corporate Event, except and to the extent that the Committee in its discretion shall otherwise determine.

SECTION 11. GENERAL PROVISIONS.

(a) Employment. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, to continue service as a director or consultant for the Company or an Affiliate, or shall affect the right of the Company or an Affiliate to terminate the employment or services of any Participant with or without cause.

(b) Legality of Issuance of Shares. No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued pursuant to a Stock Award or the exercise of an Option may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. The Company may, but shall in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act of 1933, as amended.

(c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

(d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

(e) Withholding of Taxes. The Company or Affiliate shall withhold, or allow a Participant to remit to the Company or Affiliate, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to tax liability with respect to an Option or Stock Award. In order to satisfy all or any portion of such tax liability, a Participant may elect (i) to surrender Common Stock previously acquired by the Participant, (ii) to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option, (iii) have funds withheld from payments of wages, salary or other cash compensation due the Participant or (iv) pay the Company or Affiliate in cash. Notwithstanding the preceding sentence, the Committee may adopt a default rule with respect to the payment of taxes described in this section, in which case the Participant shall have no election right with respect to the form of the payment.

(f) Transferability of Awards. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options and Stock Awards shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant’s lifetime, Options shall be exercisable only by the Participant or the Participant’s agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s agent, attorney-in-fact or guardian.

(g) Compliance with Securities Laws. The Committee may require that a Participant, as a condition to exercise of an Option or the grant or settlement of a Stock Award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, before any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

SECTION 12. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

The Board may amend or terminate the Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or (iii) stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of New York Stock Exchange, or any national securities exchange or automated quotation system on which the Common Stock is publicly traded or quoted, each such amendment shall be subject to the approval of the stockholders of the Company within twelve (12) months of the date such amendment is adopted by the Board. Except as specifically permitted by a provision of the Plan, the applicable Option agreement or Stock Award agreement, or as required to comply with applicable law, regulation or rule, no amendment to the Plan or an Option or Stock Award agreement shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.